                                                                    EXHIBIT 10.3

                        VALUE ADDED RESELLER AGREEMENT

     THIS AGREEMENT, is made and entered into as of the 31 day of August, 1999
                                                        --
(the "Effective Date"), by and between BellSouth Wireless Data L.P. ("BellSouth") having an address at 10 Woodbridge Center Drive, Woodbridge New Jersey 07095, and GoAmerica Communications Corporation ("GoAmerica") having an address at 401 Hackensack Avenue, Hackensack, New Jersey 07601.

     WHEREAS, BellSouth provides certain intra-LATA two-way wireless data communications services (the "BellSouth Services") using radio base stations and switching facilities implemented and operated by BellSouth, from time to time (the "BellSouth Facilities");

     WHEREAS, GoAmerica owns and operates a data processing center located at 401 Hackensack Avenue, Hackensack New Jersey (the "GoAmerica Facilities") which provides, or will provide to third parties, the use of certain electronic messaging and communications gateways including computer servers and software which are used to provide GoAmerica's GoWeb and GoMail services referred to herein as the "GoAmerica Services";

     WHEREAS, GoAmerica desires to sell and distribute the BellSouth Services in connection with the GoAmerica Services (the combination of the BellSouth Services and the GoAmerica Services being hereinafter referred to as the "GoAmerica/BellSouth Services"), develop applications software appropriate to the GoAmerica/BellSouth Services, and effect the interconnection between the BellSouth Facilities and the GoAmerica Facilities in connection therewith on the terms and conditions hereinafter set forth, and

     WHEREAS, BellSouth desires to permit GoAmerica's above described activities upon the terms and conditions set forth herein

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, BellSouth and GoAmerica hereby agree as follows:

I.   Solicitation of Subscribers and Value Added Requirement.
     -------------------------------------------------------

     a. GoAmerica shall use all reasonable efforts, consistent with good business judgment, to solicit subscribers to the BellSouth Services to be received in connection with the GoAmerica/BellSouth Services.

     b. GoAmerica's resale of the BellSouth Services shall only be in connection with the sale of the GoAmerica/BellSouth Services and incidental to the GoAmerica Services, which shall constitute significant, value to subscribers of the GoAmerica/BellSouth Services. The BellSouth Services shall be integrated with the GoAmerica Services and GoAmerica shall not have the right to offer, resell or otherwise make available the BellSouth Services, including, but not limited to, the transmission of packets included therein, as a separate service or product.

     c. GoAmerica may, at its own expense and solely in connection with the GoAmerica/BellSouth Services, market, promote, and advertise the BellSouth Services. GoAmerica will not in any manner use, display, broadcast, or disseminate any advertising or promotional material which contains any (i) material misrepresentations, or omits to state a material fact, with regard to BellSouth and/or the BellSouth Services, or (ii) statement in derogation of BellSouth, and/or the BellSouth Services. Notwithstanding anything to the contrary herein, GoAmerica shall, prior to its proposed use of any advertising or promotional material referring to the BellSouth Services, submit a copy of such material to BellSouth for BellSouth's prior written approval which approval shall not be unreasonably withheld.

     d. The rights granted to GoAmerica hereunder are not exclusive. Subject to Section 6 below, BellSouth is free (i) to increase or decrease the number of parties it authorizes to solicit subscribers to the BellSouth Services and (ii) to solicit subscribers to the BellSouth Services in its own behalf at any time without notice to GoAmerica.

2.   The BellSouth Services.
     ----------------------

     a. BellSouth shall provide the BellSouth Services to subscribers to the GoAmerica/BellSouth Services as GoAmerica shall notify BellSouth during the term of this Agreement. BellSouth agrees to register on the BellSouth Facilities subscribers to the GoAmerica/BellSouth Services and the equipment utilized by such subscribers (each, a "Subscriber Unit") and to provide the BellSouth Services to such Subscriber Units thereafter, unless notified by GoAmerica to cease the provision of the BellSouth Services to such Subscriber Units as specified in such notice. The date on which the first Subscriber Unit is registered on the BellSouth Facilities is hereinafter referred to as the "Initial Service Date."

     b. GoAmerica shall pay BellSouth for the provision of the BellSouth Services to Subscriber Units in accordance with the Schedule of Charges annexed hereto as Schedule 2.b. Notwithstanding anything to the contrary contained in this Agreement GoAmerica shall bear full responsibility for, and shall pay BellSouth in accordance with the Schedule of Charges for the provision of all BellSouth Services used by Subscriber Units activated by BellSouth pursuant to Section 2.a. including, but not limited to, use of the BellSouth Services in connection with Mobile-to-Mobile message transmissions by a Subscriber Unit.

     c. On approximately the fifteenth (15th) day of each month following the Initial Service Date, BellSouth shall invoice GoAmerica for the aggregate amount of BellSouth Services used in connection with Subscriber Units calculated in accordance with the applicable rates specified in the Schedule of Charges.

     d. GoAmerica shall make payment in full, by Federal wire transfer or by good check for immediately available funds, of each of BellSouth's invoices not later than thirty (30) days after each invoice is rendered. BellSouth shall provide such wire transfer instructions to GoAmerica with BellSouth's first invoice due pursuant to Section 2.c. above.

     e. GoAmerica will receive all payments from subscribers to the GoAmerica/BellSouth Services and shall be responsible for all billing, collection, and bad debt recovery with respect to subscribers to the GoAmerica/BellSouth Services.

     f. GoAmerica shall be responsible for assuring that the use of the BellSouth Services by subscribers to the GoAmerica/BellSouth Services, and the computer application software and all Subscriber Units in connection therewith, comply with and have been approved by BellSouth for use on the BellSouth Facilities in accordance with procedures and technical specifications established by BellSouth, during the term of this Agreement and comply with all applicable laws, rules, and regulations, including without limitation the rules and regulations of the Federal Communications Commission ("FCC") concerning the licensing of end users of Specialized Mobile Radio Service facilities and the type approval of end user equipment.

3.   Application Software Development and Connectivity.
     -------------------------------------------------

     a. GoAmerica shall undertake and be responsible for, at its own expense, the development and implementation of any and all new, modified, or enhanced application, interface, middleware, or communications software necessary to enable present and future subscribers to the GoAmerica Services to receive the GoAmerica/BellSouth Services and to achieve connectivity between and among Subscriber Units, the BellSouth Facilities, and the GoAmerica Facilities. GoAmerica shall be responsible for assuring that the GoAmerica Services, the GoAmerica Facilities, and the use of the BellSouth Services by subscribers to the GoAmerica/BellSouth Services do not cause traffic congestion, degradation, disruption, abnormal and burdensome operating expense or other detrimental effects, as reasonably determined by BellSouth, to the BellSouth Facilities (or any portion thereof), the BellSouth Services, or the use of the BellSouth Services or the BellSouth Facilities by users other than subscribers to the GoAmerica/BellSouth Services. BellSouth shall have the right to take such steps, including but not limited to requiring GoAmerica to modify, at GoAmerica's expense, the Go America Facilities or features or functions of the GoAmerica Services (including, for example, the retry algorithm used by the GoAmerica Services in circumstances where transmission of a message has been aborted by application or middleware software) as reasonably necessary to eliminate traffic congestion, degradation, disruption, abnormal and burdensome operating expense or other detrimental effects caused by the GoAmerica Services, the GoAmerica Facilities, or Subscriber Units activated hereunder for GoAmerica. In accordance with its usual Customer Service and network management practices, BellSouth shall notify GoAmerica when the BellSouth Facilities experience any such congestion, degradation, disruption, abnormal and burdensome operating expense or other detrimental effect caused by the GoAmerica Services, the GoAmerica Facilities, or Subscriber Units activated hereunder for GoAmerica and GoAmerica shall thereafter cooperate with BellSouth to resolve such problem. Each party shall be responsible at its own expense for its own facilities. If any such congestion, degradation, or disruption of the BellSouth Facilities occurs in a manner which has a significant impact on the BellSouth Facilities discernible to users of the BellSouth Services other than subscribers to the GoAmerica/BellSouth Services, BellSouth shall have the right to modify, curtail or terminate use of the BellSouth Services by GoAmerica and its Subscribers as reasonably necessary to prevent such impact until such congestion, degradation or disruption is remedied.

     b. GoAmerica shall not modify the GoAmerica Services or introduce new software or equipment to be used in connection with the BellSouth Facilities or Service without the prior written approval of BellSouth.

     c. GoAmerica shall bear the cost of procuring, implementing, operating, and maintaining the facilities necessary to interconnect the BellSouth Facilities and the GoAmerica Facilities, except for such digital service units ("DSUs") as may be located on BellSouth's premises.

     d. GoAmerica shall be the sole owner of any and a intellectual property rights in any software developed by GoAmerica or on GoAmerica's behalf pursuant to this Agreement. This Agreement does not convey to BellSouth any license, by implication, estoppel or otherwise, to any proprietary copyright or patent right which GoAmerica has or may have in any software developed by GoAmerica or on GoAmerica's behalf pursuant to this Agreement, nor does this Agreement grant any rights to BellSouth to use or modify such software or any part thereof or to combine such software or any part thereof with any other software, product or parts, except as may be expressly provided herein or in any subsequent agreement between GoAmerica and BellSouth.

4.   Marketing Activities.
     --------------------

     Neither party shall distribute to any third parties any materials, information or writings describing the products or services of the other party, or use any logos, trademarks, service marks, trade names, or the corporate names of the other party without the prior written consent of such party, which consent shall not be unreasonably withheld or delayed.

5.   Non-Exclusivity
     ---------------

     a. Nothing herein shall be construed so as to restrict the activities of BellSouth or GoAmerica, acting alone or in concert with others, in connection with the development, implementation, operation, or provision of any services or facilities whatsoever, whether similar to or competitive with the GoAmerica Services, the

          GoAmerica Facilities, the BellSouth Services, the BellSouth Facilities, or the GoAmerica/BellSouth Services.

     b. Notwithstanding anything to the contrary in this Agreement, the GoAmerica/BellSouth Services shall not include and GoAmerica shall have no right whatsoever to offer the BellSouth Services in connection with any software applications, products or services providing outdoor billboards (including, but not limited to, structures that remotely convey advertising, changeable traffic or other Intelligent Traffic System Information) with fixed data application software or services for remote illumination control and/or data collection.

6.   Confidentiality and Non-Disclosure.
     -----------------------------------

     a. BellSouth and GoAmerica each acknowledge that, as parties to this Agreement and in connection with the activities contemplated hereby, they may have access to Confidential Information of each other and of their respective affiliates. As used herein, the term "Confidential Information" shall include, without limitation: technical, financial and commercial data; forms of provision and computation; names, addresses, telephone and telefax numbers, contact persons and other identifying or valuable information relating to actual or potential customers, shareholders, partners, independent contractors and suppliers; reports; market studies; design, price and cost information with respect to the BellSouth Facilities, the GoAmerica Facilities, the BellSouth Services, the GoAmerica Services, and the GoAmerica/BellSouth Services; and lists, compilations and archives of any and all of the foregoing. Notwithstanding the foregoing, the term "Confidential Information" shall not include any information that: (a) the receiving party can demonstrate, by prior existing records, was within its legitimate possession prior to the time of disclosure by the furnishing party, (b) was within the public domain prior to such disclosure; or (c) after disclosure, comes into the public domain, as evidenced by documents that are generally published, through no fault of the receiving party. Information that is specific to certain data shall not be deemed to be in the public domain merely because such information is embraced by more general disclosures in the public domain.

     b. BellSouth and GoAmerica each will afford confidential treatment to the Confidential. Information it receives in connection with this Agreement and the activities contemplated hereby and shall not use such information or any other Confidential Information in any way that is detrimental to the party furnishing the Confidential Information or for any purpose other than those legitimate purposes contemplated in this Agreement, nor shall the receiving party disclose any or all Confidential Information to anyone other than its affiliates, partners or potential partners, advisors, agents, and employees who need to know such Confidential Information in connection with the legitimate purposes contemplated by this Agreement. The receiving party shall maintain adequate procedures to ensure that all of the persons to whom it discloses or provides access to Confidential Information comply with the restrictions set forth herein.

     c. Neither party to this Agreement shall without the written consent of the other party (i) make any news releases, public announcements, or denials or confirmations of the same, concerning all or any part of the discussions or negotiations between the parties, (ii) in any manner advertise or publish the fact that the parties have entered into discussions or negotiations, or (iii) disclose any details of such discussions or negotiations (whether or not Confidential Information) to any third parties.

     d. BellSouth and GoAmerica acknowledge and agree that each of them reserves the right to take any legal action to which it may be entitled in the event of breach, in full or in part, of the confidentiality and non-disclosure provisions of this Agreement.

7.   Term.
     ----

     a. The initial term of this Agreement shall commence as of the date hereof and shall continue, unless sooner terminated pursuant to the provisions hereof, until the date which shall be ***** after the Initial Service Date (the "Initial Term").

     b. Upon expiration of the Initial Term, this Agreement shall be automatically renewed for additional periods of ***** (each a "Renewal Term") unless either party gives written notice to the other party that such renewal shall not occur, such notice to be given not less than ***** days prior to the end of the Initial Term or the then current Renewal Term. During any Renewal Term BellSouth shall have the right to change the prices as provided in this Agreement after ***** notice to GoAmerica. ***** per calendar year.

     c. Nothing in this Agreement will be deemed to create any express or implied obligation on either party to renew or extend this Agreement or to create any right to continue this Agreement on the same terms and conditions contained herein. GoAmerica understands that BellSouth intends to review its Value Added Reseller strategy and the terms and conditions of this Agreement on an ongoing basis and may require execution of an amended form of this Agreement as a condition of renewal.

8.   Termination.
     -----------

     a. This Agreement shall terminate automatically, and without liability or further obligation of either party to the other in the event termination is required by:

          1. the FCC or in the event BellSouth loses its authority to operate the BellSouth Facilities or if such authority is suspended or if required licenses are not renewed, provided, however, that in the event BellSouth loses its authority to operate fewer than all of the BellSouth Facilities or if the suspension of any authority or non-renewal of any license relates to

          ***** Confidential Portion omitted and filed separately with the Securities and Exchange Commission.

               fewer than all of the BellSouth Facilities, then this Agreement shall terminate only as to the BellSouth Facilities affected by such loss of authority, suspension, or non renewal (but nothing herein shall be construed so as to diminish BellSouth's responsibility to use all reasonable efforts to maintain all required authority and licenses in full force and effect for the duration of this Agreement); or

          2. any law, rule, regulation, or valid order of a court of competent jurisdiction (including, without limitation, the application of any restrictions which may be applicable to BellSouth or its affiliates pursuant to the Telecommunications Act of 1996 and the rules and regulations of the FCC promulgated, from time to time, in connection therewith, as subsequently modified and interpreted from time to time) (and nothing herein shall be construed to require BellSouth to seek waiver of any law, rule, regulation, or restriction, or seek judicial review or appeal of any court order).

     b. Upon any Event of Default (as hereinafter defined), either party may, upon written notice to the defaulting party (the "Defaulting Party"), terminate this Agreement without liability to the Defaulting Party. Each of the following constitutes an Event of Default:

          1. an admission by the Defaulting Party of an inability to pay its debts, the entering into by the Defaulting Party of a composition or arrangement with its creditors, the appointment of a trustee or receiver, with or without consent, for the Defaulting Party or all or any substantial part of its property, or the filing of a petition for relief by or against the Defaulting Party under the Bankruptcy Code or any similar federal or state statute now or hereafter in effect; and

          2. failure by the Defaulting Party to perform any material obligation imposed upon it by or pursuant to this Agreement, or any other material breach of this Agreement, provided that such breach is not corrected within thirty (30) days after written notice to the Defaulting Party specifying the nature of such breach (or such longer period as may be required to correct such breach, if within said thirty (30) days, the Defaulting Party shall commence the correction of such breach and thereafter diligently pursue the correction thereof).

     c.   1.   in the event that this Agreement should not be renewed for any
               Renewal Term as the result of written notice by BellSouth to GoAmerica pursuant to the provisions of Section 7.b. herein, then in such event BellSouth shall for a period in no event to exceed
               *****, at GoAmerica's option, continue to provide the BellSouth
               Services to subscribers secured by GoAmerica to the GoAmerica/BellSouth Services up to the date of termination for so long as GoAmerica continues to make timely payment


               ****** Confidential Portion omitted and filed separately with the
                      Securities and Exchange Commission.

               of fees due to BellSouth pursuant to Section 2.b. herein. If GoAmerica fails to continue to make such timely payments of fees to BellSouth, BellSouth shall have the right, at its sole option, to terminate the BellSouth Services to subscribers secured by GoAmerica to the GoAmerica/BellSouth Services.

          2. In the event that this Agreement should not be renewed for any Renewal Term as the result of written notice by GoAmerica to BellSouth pursuant to the provisions of Section 7.b. herein, then in such event BellSouth may, at its option, continue to provide the BellSouth Services to subscribers secured by GoAmerica to the GoAmerica/BellSouth Services up to the date of termination for so long as GoAmerica continues to make timely payment of fees due to BellSouth pursuant to Section 2.b. herein. If GoAmerica fails to continue to make such timely payments of fees to BellSouth, then, in order to assure continuity of service to all subscribers, GoAmerica shall, within five days demand therefor by BellSouth, provide BellSouth with a complete list of subscribers, utilizing the BellSouth Services which have been obtained by GoAmerica to the GoAmerica/BellSouth Services, including the name, address, and telephone number thereof. The possession of that list shall not relieve GoAmerica of the obligation to pay all sums to BellSouth and shall not obligate BellSouth to make any payments therefor to GoAmerica.

9.   Independent Contractors.
     -----------------------

     a. GoAmerica and BellSouth shall at all times be, and represent themselves to be, solely independent contractors each acting on their own account in all transactions involving the BellSouth Services, the GoAmerica Services, and the GoAmerica/BellSouth Services. Nothing in this Agreement shall be construed to make either party (or any person employed by either party) an employee of the other party. Neither party shall have any authority to bind or commit the other party in any respect or to accept legal process on behalf of the other party. Without limiting the generality of the foregoing neither party shall be liable to any agent reseller, subcontractor, supplier, employee, or customer of the other party for any commission, compensation, remuneration, benefit, damage, or claim of any nature whatsoever.

     b. GoAmerica shall not, in any manner whatsoever, represent itself as the operator of the BellSouth Facilities or the provider of the BellSouth Services, but shall identify BellSouth as the entity authorized to operate the BellSouth Facilities and provide the BellSouth Services and represent itself only as an authorized reseller of the BellSouth Services.

10.  Patent, Copyright, Trademark and Trade Secret Indemnification
     -------------------------------------------------------------

     a. BellSouth, at its own expense, will defend and indemnify GoAmerica against claims that the BellSouth Services, in and of themselves, infringe a United States patent or copyright or misappropriate trade secrets protected under United States law, provided GoAmerica (a) gives BellSouth prompt written notice of such claims pursuant to
          Section 14, (b) permits BellSouth to defend or settle the claims, and
          (c) provides reasonable assistance to BellSouth at BellSouth's expense in defending or settling the claims.

     b. As to any claim of infringement or misappropriation arising as provided in 10.a above, BellSouth may elect to (a) obtain the right of continued use of the BellSouth Services for GoAmerica, or (b) modify the BellSouth Services to avoid such claim. If neither alternative is available on commercially reasonable terms, then BellSouth shall have the right to terminate this Agreement and no further charges will accrue hereunder.

     c. BellSouth will not defend or indemnify GoAmerica if any claim of infringement or misappropriation (a) is asserted by a parent, subsidiary or affiliate of GoAmerica, (b) results from use of the BellSouth Services in combination with any product or services not provided by BellSouth, including but not limited to the GoAmerica Services and the GoAmerica Facilities.

     d. This Section 10 states the entire liability of BellSouth and GoAmerica's sole and exclusive remedies for patent or copyright infringement and trade secret misappropriation.

11.  Remedies: Limitation of Remedies.
     --------------------------------

     a. GoAmerica's sole remedies for loss or damage caused by partial or total failure of the BellSouth Facilities or for delay or nonperformance of any of the BellSouth Services under this Agreement, regardless of the form of action, whether in contract, tort (including negligence), strict liability or otherwise, shall be, where applicable, GoAmerica's actual damages, if any, resulting from such failure, delay, or nonperformance. Except with respect to BellSouth's liability to indemnify GoAmerica pursuant to Section 10 above, BellSouth's liability hereunder shall be limited solely to the amount paid by GoAmerica to BellSouth for the BellSouth Services under this Agreement during such period of failure, delay, or nonperformance.

     b. AS A MATERIAL PART OF THE CONSIDERATION PAID BY GOAMERICA FOR THE BELLSOUTH SERVICES PROVIDED BY BELLSOUTH UNDER THIS AGREEMENT, THE PARTIES AGREE THAT BELLSOUTH SHALL IN NO EVENT BE LIABLE FOR, AND GOAMERICA, FOR ITSELF AND THE SUBSCRIBERS TO THE GOAMERICA/BELLSOUTH SERVICES, HEREBY WAIVES THE RIGHT TO CLAIM ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) DIRECTLY OR INDIRECTLY

          RELATING TO OR ARISING OUT OF GOAMERICA'S OR ITS SUBSCRIBERS' INABILITY TO USE THE BELLSOUTH FACILITIES OR ANY PART THEREOF, EITHER SEPARATELY OR IN COMBINATION WITH ANY OTHER FACILITIES OR SERVICES, PERFORMED OR NOT PERFORMED BY BELLSOUTH UNDER TIES AGREEMENT, OR FOR ANY OR ALL LOSS OR DAMAGE DIRECTLY OR INDIRECTLY RELATING TO OR ARISING OUT OF A THIRD PARTY'S UNAUTHORIZED ACCESS TO GOAMERICA'S OR ITS SUBSCRIBERS' DATA TRANSMITTED OVER THE BELLSOUTH FACILITIES, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, OR OTHERWISE, AND WHETHER OR NOT SUCH DAMAGES WERE FORESEEN OR UNFORESEEN.

     c. GoAmerica shall use a form of agreement with subscribers to the GoAmerica/BellSouth Services that contains a provision substantially consistent with the following language and no language inconsistent therewith: "Neither GoAmerica, as reseller of wireless data communications services provided through the facilities of BellSouth Wireless Data L.P. ("BellSouth"), nor BellSouth, as the provider of such services, shall have any liability of any kind, direct or indirect, to [subscriber of GoAmerica] for any damages other than actual damages directly and proximately resulting from the failure, delay, or nonperformance of the services and the maximum collective liability of GoAmerica and BellSouth for such damages shall be limited solely to the amount paid by [subscriber] to GoAmerica for the services during such period of failure, delay, or nonperformance. Neither GoAmerica nor BellSouth shall have any liability, direct or indirect, whatsoever for any damages other than for such directly and proximately caused damage, and, in particular, without limitation, neither GoAmerica nor BellSouth shall have any liability, direct or indirect, for any special, incidental, or consequential damages (including lost profits) directly or indirectly relating to or arising out of [subscriber's] inability to use the services or related facilities, equipment or software, either separately or in combination with any other services, facilities, equipment or software, whether or not performed or provided under this Agreement, or for any loss or damage directly or indirectly relating to or arising out of any third party's unauthorized access to [subscriber's] data transmitted over the BellSouth Facilities, regardless of the form of action, whether in contract, tort (including negligence), strict liability, or otherwise, and whether or not such damages were foreseen or unforeseen."

12.  Representations and Warranties.
     ------------------------------

     a.   GoAmerica represents and warrants to BellSouth as follows:

          1. it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, operate, and lease its properties and carry on its business as now being conducted, and to enter into this Agreement and perform its obligations hereunder;

          2. the execution and delivery of this Agreement has been duly and validly authorized and approved by all necessary GoAmerica corporate action and this Agreement is valid and binding upon it in accordance with its terms;

          3. the execution and carrying out of this Agreement and compliance with the provisions hereof by it will not violate any provision of law, will not, with or without the giving of notice and/or the passage of time, conflict with or result in the breach of any of the terms or conditions of or constitute a default under, any indenture, mortgage, agreement, or other instrument to which it is a party or by which it is bound;

          4. the resale of the BellSouth Services shall only be in connection with the sale of the GoAmerica/BellSouth Services and incidental to the GoAmerica Services, which shall constitute the principal value to subscribers of the GoAmerica/BellSouth Services.

     b.   BellSouth represents and warrants to GoAmerica as follows:

          1. it is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own, operate, and lease its properties and carry on its business as now being conducted, and to enter into this Agreement and perform its obligations hereunder

          2. the execution and delivery of this Agreement has been duly and validly authorized and approved by all necessary BellSouth partnership action and this Agreement is valid and binding upon it in accordance with its terms;

          3. the execution and carrying out of this Agreement and compliance with the provisions hereof by it will not violate any provision of law, will not with or without the giving of notice and/or the passage of time, conflict with or result in the breach of any of the terms or conditions of or constitute a default under, any indenture, mortgage, agreement, or other instrument to which it is a party or by which it is bound.

13.  Force Majeure
     -------------

     In no event shall either party have any liability for failure to comply with this Agreement, if such failure results from the occurrence of any contingency beyond the reasonable control of the party, including, without limitation, strike or other labor disturbance, riot, theft, flood, lightning, storm, any act of God, power failure, war, national emergency, interference by any government or governmental agency, embargo, seizure, or enactment of any law, statute, ordinance, rule, or regulation.

14.  Notices.
     -------

     a. All notices and other communications provided for herein shall be in writing and sent by certified or registered mail, postage prepaid, return receipt requested, or delivered personally to the intended recipient, at the street address set forth below:

          1.   if to BellSouth:

               BellSouth Mobile Data USA Limited Partnership
               10 Woodbridge Center Drive
               Woodbridge, New Jersey 07095
               Attention: George Pappas
                          Executive Vice President-Operations

               with a copy (which shall not constitute notice) to:

               BellSouth Mobile Data USA Limited Partnership
               10 Woodbridge Center Drive
               Woodbridge, New Jersey 07095
               Attention: Senior Vice President and General Counsel

          2.   if to GoAmerica:

               GoAmerica Communications Corp.
               401 Hackensack Avenue
               Hackensack, New Jersey 07601
               Attention:  Aaron Dobrinsky
                           President

          or, as to either party, at such other address as shall have been designated by such party in a notice to the other party delivered in accordance with the provisions hereof.

     b. Except as may otherwise be provided in this Agreement, all notices and other communications hereunder shall be deemed to have been given when actually received by the intended recipient.

     c. Notices may be given by telephone, provided that such notices are promptly confirmed by the sender in writing and delivered as provided herein.

15.  Waivers.
     -------

     a. The parties may at any time waive any of the provisions of this Agreement, but any such waivers shall be reduced to writing and duly executed and delivered by duly authorized representatives of the parties hereto.

     b. The failure of either party to enforce at any time any of the provisions of this Agreement shall not constitute or be construed to be a waiver of such provisions or of the right of such party thereafter to enforce any such provisions.

16.  Entire Agreement: Severability.
     ------------------------------

     a. This instrument contains the entire agreement between the parties and there are merged hereinto all prior and collateral representations, promises, and conditions in connection with the subject matter hereof any representation, promise, or condition not incorporated herein shall not be binding upon either party and this Agreement supersedes and is in lieu of all existing agreements or arrangements between the parties with respect to the subject matter hereof ANY MODIFICATION OF ANY PROVISION OF THIS AGREEMENT MUST BE IN WRITING AND SIGNED BY AUTHORIZED REPRESENTATIVES OF BOTH PARTIES.

     b. if any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entirety of this Agreement, but rather (unless a failure of consideration would result therefrom), the entirety of this Agreement shall be construed as if not containing the particular invalid or unenforceable provision, and the rights and obligations of the parties shall be construed and enforced accordingly.

17.  Assignments and Delegation of Rights and Duties.
     -----------------------------------------------

     Neither party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that either party may assign any or all of its rights or delegate any or all of its duties under this Agreement without the prior written consent of the other party if and to the extent such assignment or delegation is to (i) an entity which controls, is controlled by, or is under common control with such party or (ii) an entity that has acquired all or substantially all of such party's assets as a successor to the business of the assigning party (whether by way of merger, reverse merger, consolidation, sale and purchase of assets or otherwise) and such entity agrees in writing within thirty (30) days of the date of such assignment or delegation to be bound by and perform in accordance with this Agreement as if it were a party hereto. As used herein, "control" means the ownership of fifty percent (50%) or more of the outstanding voting stock or other equity interest in the relevant entity. Any attempted assignment or delegation in violation of this Agreement shall be void and of no force and effect.

18.  Miscellaneous.
     -------------

     a. Except as may be otherwise specifically provided in this Agreement, this Agreement is not intended to and shall not confer upon any other person or business entity, other than the parties hereto, any rights or remedies with respect to the subject matter hereof.

     b. This Agreement may be executed in any number of counterpart copies, each of which shall be deemed an original, but which taken together shall constitute a single instrument.

     c. This Agreement shall be governed by and construed in accordance with the laws of the State of New York pertaining to contracts entered into and to be performed entirely within the State of New York, regardless of the place of making or performance.

     d. All paragraph headings and captions used herein and in the schedules hereto are for the convenience of the parties only and shall not be part of the text hereof or affect the meaning of this Agreement.

     IN WITNESS WHEREOF, GoAmerica and BellSouth have caused this Agreement to be duly executed by their respective duly authorized representatives as of the day and year first above written.

BELLSOUTH WIRELESS DATA L.P.        GOAMERICA COMMUNICATIONS
                                    CORPORATION

/s/ Chas Nelson                     /s/ Aaron Dobrinsky
____________________________        ____________________________
Signature                           Signature

Chas Nelson                         Aaron Dobrinsky
____________________________        ____________________________
Name (Print)                        Name (Print)

Sr. VP Sales                        President
____________________________        ____________________________
Title                               Title



                                  SCHEDULE 2.2

                              SCHEDULE OF CHARGES

I.   One Time Charges
     ----------------

     *****................................... $*****
     Per Fixed Terminal connection to the BellSouth Facilities

II.  Recurring Charges for Host Connection
     -------------------------------------

***** Confidential Portion omitted and filed separately with the Securities and Exchange Commission.

     *****................................... $*****

     In addition to BellSouth's Fixed Terminal charges, GoAmerica shall procure from a carrier of its choice the necessary leased line(s) between the GoAmerica Facilities and a point of presence of the BellSouth Facilities specified by BellSouth as the point of interconnection. GoAmerica shall pay directly to such carrier all initial and recurring charges for such leased lines. BellSouth's fixed terminal connection charges include the use maintenance and administration of two (2) digital service units provided by BellSouth. Higher speed fixed terminal connections are available at higher rates.

III. Recurring Charges for Subscriber Units
     --------------------------------------

     Whenever GoAmerica requests that BellSouth activate a Subscriber Unit under this Agreement, GoAmerica shall designate to BellSouth in writing by MAN Number which one of the following Price Plans shall apply to such Subscriber Unit. The Regular Price Plan shall apply to any Subscriber Unit for which GoAmerica fails to make such a designation at the time of activation.

     Regular Price Plan
     ------------------

     Any Subscriber unit billable under this Agreement shall be billed each month at the rate of i) $***** for the first ***** or part thereof plus ii) $***** for each ***** or part thereof in excess of the ***** limit.

     Special Price Plans
     -------------------

     For each Subscriber Unit activated under a Special Price Plan, GoAmerica shall pay BellSouth at the following rates, and no discount shall be applied:

     *****................................... $*****

     For ***** use of the BellSouth Services in connection with use of the GoAmerica/BellSouth Services by GoAmerica *****. GoAmerica shall not activate more than ***** such subscriptions for any single such GoAmerica *****. Subscriptions at this price may not be activated for or used by any end user who is not an authorized GoAmerica *****) A "GoAmerica *****" means a business that has entered into a written agreement with GoAmerica which agreement authorizes such business to market, promote and sell the GoAmerica/BellSouth Services. Subscriptions at this price may not be activated for or used for any purpose other than as provided above.

     *****................................... $*****

     For ***** use of the BellSouth Services in connection with the GoAmerica/BellSouth Services for ***** activities of ***** to demonstrate, test or promote the use of the GoAmerica/BellSouth Services in connection with products or services offered by such *****. *****. GoAmerica shall not activate more than ***** such


**** Confidential Portion omitted and filed separately with the Securities and Exchange Commission.

     subscriptions for any single such *****. Subscriptions at this price may not be activated for or used by any end user who is not a ***** as defined above.

     *****................................... $*****

     For ***** use of the BellSouth Services in connection with the GoAmerica/BellSouth Services for ***** activities of GoAmerica and ***** to test demonstrate, market or promote the use of the GoAmerica/BellSouth Services in connection with products or services offered by ***** such as the *****. GoAmerica shall not activate more than ***** such subscriptions. Subscriptions at this price may not be activated for or used for any purpose other than as provided above, and each ***** Subscription shall be identified and designated as such by MAN number in writing by GoAmerica at the time of activation.

     *****................................... $*****

     For ***** use of the BellSouth Services in connection with evaluation of the GoAmerica/BellSouth Services for not more than ***** days (the "*****"). For each Subscriber Unit activated under the *****, before expiration of the ***** with respect to such Subscriber Unit, GoAmerica, shall designate in writing to BellSouth a Regular Price Plan (as set forth above) which shall apply to such Subscriber Unit after the *****. If GoAmerica fails to make such designation, BellSouth shall deactivate such Subscriber Unit upon expiration of the *****.

     *****................................... $*****

     Under this Plan a subscriber may send an ***** number of kilobytes of data using the BellSouth Services in connection with the GoAmerica/BellSouth Services for ***** activities of ***** to demonstrate, test or promote the use of the GoAmerica/BellSouth Services in connection with products or services offered by *****. GoAmerica shall not activate more than ***** such subscriptions for *****.

     *****................................... $*****

     Under this Plan a subscriber may send an ***** number of kilobytes of data using the BellSouth Services subject to the following:

     i) GoAmerica shall make this Plan available only to consumers who purchase a ***** on or after the date of this Amendment. The only units activated under this Plan shall be ***** used in connection with the GoAmerica/BellSouth Services.

     ii) At any time or times hereafter as elected by BellSouth in its sole discretion, BellSouth shall have the continuing right, after ***** days notice to GoAmerica, to amend or discontinue this Plan. It is provided, however, that BellSouth shall not change the price and

     *****Confidential portion omitted and filed separately with the Securities and Exchange Commission.

     allowed kilobyte usage for any units activated under the plan until such time as the unit has been activated for a period of at *****.

     iii) BellSouth shall not be obligated to make an activation under this Plan unless the serial number of the ***** which the subscriber will use to access the BellSouth Services is first provided to BellSouth by GoAmerica. GoAmerica shall not request or permit an activation under this Plan unless it has obtained from each subscriber a certification from the subscriber certifying that the subscriber has purchased a *****, the serial number of that computer, and that the subscriber shall access the BellSouth Service under this Plan only through the use of a *****.

     iv) GoAmerica shall for a period of at least ***** after this Agreement is terminated, maintain the original certification described in paragraph iii above and other records sufficient to establish that all activations under this Plan meet the requirements of item "i" of this Plan, above. BellSouth shall have the right, no more often than *****, during ***** business hours, to have these records audited by an independent third party to assure compliance with item "i" above. The independent third party shall first sign a non-disclosure agreement reasonably satisfactory to GoAmerica and BellSouth which protects the identities of the subscribers from disclosure to BellSouth and third parties. Circumstances of disclosure and use for purposes of any litigation shall be controlled by a protective order granted pursuant to the rules of the court before which any such litigation is pending.

IV.  Mobile-to-Mobile Charges
     ------------------------

     Data transmitted between two mobile units requires two transmissions and the number of bytes contained in each of the two transmissions will be billed to each Subscriber Unit. The number of bytes contained in Mobile-to-Mobile transmissions shall be billed at BellSouth's then current standard per kilobyte rates, and no discount shall be applied.

V.   Other Charges
     -------------

     *****................................... *****

     Applies to any amount not paid by its due date as Provided in this Agreement. Prorated for each day past due.

     *****................................... *****

     Applies when GoAmerica requests a monthly Reseller Traffic Detail Report or Host Detail Report in either BellSouth's standard electronic format or hard copy

VI.  Troubleshooting Services
     ------------------------

     Hourly (minimum charge - 2 hours)............  $***** per hour*
     Daily............................ $***** per day (***** hours)*

     *****Confidential portion omitted and filed separately with the Securities and Exchange Commission.

     These rates apply only to requests that BellSouth Customer Service resolve problems which are not caused by problems occurring in the BellSouth Facilities. Rates do not include expenses incurred for travel, lodging, meals and cost of materials and equipment, which will be billed separately and reimbursed by GoAmerica.